Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Huize Holding Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common shares, par value US$0.00001 per share	Rule 457(c) and Rule 457(h)	31,351,420(3)(4)	$0.06	$1,920,274.75	$110.20 per $1,000,000	$211.61

Total Offering Amounts					$1,920,274.75		$211.61

Total Fee Offsets							—

Net Fee Due							$211.61

(1)

These shares may be represented by the Registrant’s ADSs, each of which represents twenty Class A common shares. The Registrant’s ADSs issuable upon deposit of the Class A common shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-236288).

(2)

Represents Class A common shares issuable upon exercise of options and pursuant to other awards granted under the Amended and Restated 2019 Share Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any Class A common shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A common shares that may be issued under the Plan.

(3)

These shares represent the common shares to be registered are reserved for future award grants under the Plan. The corresponding proposed maximum offering price per share is estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based upon US$1.23 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on the Nasdaq Global Market on February 2, 2023.

(1)

These shares represent the common shares that have been added to the award pool pursuant to the amendment to the original 2019 Share Incentive Plan, which were not previously registered under the registration statements on Form S-8 (File No. 333-238148), as filed with the Securities and Exchange Commission on May 11, 2020.